UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): April 11, 2008

MOBILITY ELECTRONICS, INC.
(Exact Name of Registrant as Specified in Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

0-30907 (Commission File Number)	86-0843914 (IRS Employer Identification No.)

17800 N. Perimeter Dr., Suite 200, Scottsdale, Arizona (Address of Principal Executive Offices)	85255 (Zip Code)
(480) 596-0061
(Registrant’s telephone number, including area code)
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
     On April 11, 2008, Mobility California, Inc. (“Mobility California”), a wholly owned subsidiary of Mobility Electronics, Inc. (“Mobility”), and Mission Technology Group, Inc. (“Mission”) entered into an amendment (the “Amendment”) to the $2.5 million secured promissory note originally executed on April 16, 2007in connection with Mission’s acquisition of substantially all of the tangible assets related to Mobility California’s former PCI expansion and docking business (the “Note”). The Amendment adjusted the quarterly payment terms to provide that Mission pay Mobility California installment payments of (i) $125,000 each on November 1, 2008, February 1, 2009, May 1, 2009, August 1, 2009 and November 1, 2009, and (ii) $144,231 each, commencing February 1, 2010 and continuing on each May 1, August 1, November 1, and February 1 thereafter until the Note is paid in full. All other terms of the Note remain the same.
     The foregoing descriptions of the Amendment and Note are qualified in their entirety by reference to the terms of such agreements as attached hereto and as Exhibit 10.2 to Mobility’s Current Report on Form 8-K filed with the Commission on April 18, 2008, respectively.

Item 9.01.	Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description

10.1	Amendment No. 1 to $2.5 Million Secured Promissory Note, dated April 11, 2008

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MOBILITY ELECTRONICS, INC.
Dated: April 16, 2008	By:	/s/ Joan W. Brubacher
	Name:	Joan W. Brubacher
	Title:	EVP and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment No. 1 to $2.5 Million Secured Promissory Note, dated April 11, 2008